UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                April 26, 2006

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                   0-10661                   94-2792841
------------------------        ---------------          --------------------
     (State or other         (Commission File No.)         (I.R.S. Employer
     jurisdiction of                                      Identification No.)
incorporation or organization)

                 63 Constitution Drive, Chico, California 95973
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

 [ ] Soliciting  material pursuant to rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

 [ ] Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


Item 2.02:  Results of Operations and Financial Condition
---------------------------------------------------------

On April 26, 2006 TriCo Bancshares announced its quarterly earnings for the period ended March 31, 2006. A copy of the press release is attached as Exhibit
99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01: Exhibits
-------------------

(c)  Exhibits

         99.1  Press release dated April 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            TRICO BANCSHARES

Date:  April 26, 2006         By:  /s/ Thomas J. Reddish
                                   --------------------------------------
                                   Thomas J. Reddish, Executive Vice
                                   President and Chief Financial Officer
                                   (Principal Financial and Accounting
                                   Officer)


INDEX TO EXHIBITS

Exhibit No.                Description
-----------                --------------------------------------------

    99.1                   Press release dated April 26, 2006

PRESS RELEASE                                     Contact:   Thomas J. Reddish
For Immediate Release                             Executive Vice President & CFO
                                                  (530) 898-0300


                 TRICO BANCSHARES ANNOUNCES QUARTERLY EARNINGS

CHICO, Calif. - (April 26, 2006) - TriCo Bancshares (NASDAQ: TCBK), parent company of Tri Counties Bank, today announced quarterly earnings of $6,535,000 for the quarter ended March 31, 2006. This represents a 24.7% increase when compared with earnings of $5,239,000 for the quarter ended March 31, 2005. Diluted earnings per share for the quarter ended March 31, 2006 increased 25.0% to $0.40 from $0.32 for the quarter ended March 31, 2005. Total assets of the Company increased $173,914,000 (10.5%) to $1,829,526,000 at March 31, 2006
versus $1,655,612,000 at March 31, 2005. Total loans of the Company increased $217,675,000 (18.4%) to $1,400,108,000 at March 31, 2006 versus $1,182,433,000 at March 31, 2005. Total deposits of the Company increased $128,642,000 (9.2%) to $1,527,391,000 at March 31, 2006 versus $1,398,749,000 at March 31, 2005.

Richard Smith, President and Chief Executive Officer, commented, "We are pleased with the performance of our company during the quarter ended March 31, 2006. Loan growth during this most recent quarter was good and consistent with the pattern we have seen during the first quarter of recent years. The credit quality of our loan portfolio remained excellent during this most recent quarter. Deposit growth of nine percent from the year-ago quarter end and another quarter of double-digit growth in earnings per share when compared to the year-ago quarter are evidence that our growth strategy has been effective. We will continue to execute our growth strategy throughout the Central Valley of California as evidenced by the January 2006 opening of our full service branch in the Wal-Mart supercenter at 1150 Harter Road in Yuba City, California, the March 2006 opening of our full service branch in the Raley's supermarket at 25025 Blue Ravine Road in Folsom, California, and the April 2006 opening of our full service branch in the Bel Air supermarket at 3250 Arena Boulevard in North Natomas, California. The Folsom and North Natomas branches represent our ninth and tenth branches in the Sacramento metropolitan area, and our fiftieth and fifty-first branches overall."

The improvement in results from the year-ago quarter was due to a $2,712,000 (14.5%) increase in fully tax-equivalent net interest income to $21,468,000, and a $1,121,000 (21.0%) increase in noninterest income. These contributing factors were partially offset by a $400,000 (400%) increase in provision for loan losses to $500,000 and a $1,309,000 (8.7%) increase in noninterest expense to $16,422,000 for the quarter ended March 31, 2006.

The $2,712,000 increase in net interest income (FTE) was due to increased average balances of earning assets (up $182,749,000 or 12.5% to $1,646,777,000) and a 9 basis point increase in net interest margin (FTE) to 5.21% in the quarter ended March 31, 2006 compared to 5.12% in the year-ago quarter.

The $400,000 increase in provision for loan losses was mainly due to loan growth as credit quality remained excellent. Net loan charge-offs during the quarter were $82,000. Nonperforming loans, net of government agency guarantees, were $4,048,000 at March 31, 2006 compared to $2,961,000 and $4,072,000 at December
31, 2005 and March 31, 2005, respectively. The Company's allowance for losses, which consists of the allowance for loan losses and the reserve for unfunded commitments, was $18,457,000 or 1.32% of total loans outstanding and 456% of nonperforming loans.

The $1,121,000 (21.0%) increase in noninterest income from the year-ago quarter was mainly due to a $440,000 (14.5%) increase in service charges on deposit accounts to $3,474,000, a $180,000 (81.8%) gain in the increase in cash value of life insurance, and a $218,000 increase related to the change in value of mortgage servicing rights. The increase in service charges on deposit accounts was primarily due to the introduction of a business overdraft privilege product in March 2005 and growth in customer count. The gain in the increase in cash value of life insurance was due to higher earning rates on the related insurance policies. The increase related to the change in value of mortgage servicing rights is due to the adoption of market value accounting for mortgage servicing rights effective January 1, 2006 and the related change in market value from January 1, 2006 to March 31, 2006.

Noninterest expense for the first quarter of 2006 increased $1,309,000 (8.7%) to $16,422,000 compared to the first quarter of 2005. Salaries and benefits expense increased $787,000 (9.4%) to $9,156,000. The increase in salaries and benefits expense was mainly due to annual salary increases, and new employees at the Company's recently opened branches in Lincoln (February 2005), Folsom-East Bidwell (March 2005), Roseville-Pleasant Grove (November 2005), Yuba
City-Marketplace  (January 2006),  and  Folsom-Empire  Ranch/Blue  Ravine (March
2006). Other categories of noninterest expense such as equipment, occupancy, ATM network charges, and other also increased, in part, due to these newly opened branches. Advertising and marketing expense increased $98,000 (28.7%) to $440,000. Also, on January 1, 2006 the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (SFAS 123R), using the modified-prospective transition method, and began expensing the grant-date fair value of all unvested stock options outstanding as of December 31, 2005 over their remaining vesting periods. As such, the Company included $139,000 of expense related to vesting of stock options in noninterest expense during the first quarter of 2006 compared to no such expense during the first quarter of 2005. The after-tax effect of adopting SFAS 123R was a reduction of net income of $100,000 and $0, and a reduction in diluted earnings per share of $0.006 and $0, for the first quarters of 2006 and 2005, respectively.

As of March 31, 2006, the Company had repurchased 374,371 shares of its common stock under its stock repurchase plan announced on July 31, 2003 and amended on April 9, 2004, which left 125,629 shares available for repurchase under the plan.

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors. This entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 31-year history in the banking industry. Tri Counties Bank operates 32 traditional branch locations and 19 in-store branch locations in 22 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 58 ATMs and a 24-hour, seven days a week telephone customer service center. Brokerage services are provided at the Bank's offices by the Bank's association with Raymond James Financial, Inc. For further information please visit the Tri Counties Bank web-site at http://www.tricountiesbank.com.


                                      TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                 (Unaudited. Dollars in thousands, except per share data)
                                                  Three months ended
                                            -------------------------------------------------------------------------------
                                               March 31,     December 31,   September 30,     June 30,       March 31,
                                                 2006            2005            2005           2005            2005
                                            --------------------------------------------------------------------------------
Statement of Income Data
Interest income                                     $27,978         $26,876        $25,334        $23,910          $22,636
Interest expense                                      6,773           6,100          5,519          4,789            4,121
Net interest income                                  21,205          20,776         19,815         19,121           18,515
Provision for loan losses                               500             561            947            561              100
Noninterest income:
      Service charges and fees                        4,857           4,790          4,795          4,505            4,062
      Other income                                    1,591           1,832          1,837          1,805            1,265
Total noninterest income                              6,448           6,622          6,632          6,310            5,327
Noninterest expense:
      Salaries and benefits                           9,156           8,565          8,584          8,408            8,369
      Intangible amortization                           346             346            346            346              343
      Provision for losses -
       unfunded commitments                               -             139              3             39              100
      Other expense                                   6,920           6,750          6,747          6,724            6,301
Total noninterest expense                            16,422          15,800         15,680         15,517           15,113
Income before taxes                                  10,731          11,037          9,820          9,353            8,629
Net income                                           $6,535          $6,734         $5,961         $5,737           $5,239
Share Data
Basic earnings per share                              $0.42           $0.43          $0.38          $0.37            $0.33
Diluted earnings per share                             0.40            0.41           0.37           0.35             0.32
Book value per common share                            9.68            9.52           9.30           9.10             8.87
Tangible book value per common share                  $8.44           $8.25          $8.04          $7.81            $7.57
Shares outstanding                               15,778,090      15,707,835     15,728,106     15,684,092       15,733,517
Weighted average shares                          15,736,544      15,711,257     15,687,547     15,701,867       15,729,725
Weighted average diluted shares                  16,379,595      16,336,888     16,330,035     16,288,728       16,366,705
Credit Quality
Non-performing loans, net of
       government agency guarantees                  $4,048          $2,961         $3,048         $2,922           $4,072
Other real estate owned                                   -               -              -              -                -
Loans charged-off                                       357             392            479            513              295
Loans recovered                                        $275            $261           $436           $281             $233
Allowance for losses to total loans(1)                1.32%           1.30%          1.32%          1.32%            1.37%
Allowance for losses to NPLs(1)                        456%            609%           573%           567%             398%
Allowance for losses to NPAs(1)                        456%            609%           573%           567%             398%
Selected Financial Ratios
Return on average total assets                        1.43%           1.51%          1.37%          1.37%            1.29%
Return on average equity                             16.93%          18.00%         16.26%         16.03%           14.83%
Average yield on loans                                7.24%           7.11%          6.93%          6.85%            6.69%
Average yield on interest-earning assets              6.86%           6.72%          6.51%          6.39%            6.25%
Average rate on interest-bearing liabilities          2.11%           1.94%          1.79%          1.62%            1.43%
Net interest margin (fully tax-equivalent)            5.21%           5.21%          5.10%          5.12%            5.12%
Total risk based capital ratio                        11.1%           10.8%          11.2%          11.5%            11.9%
Tier 1 Capital ratio                                  10.0%            9.8%          10.1%          10.5%            10.8%

(1)      Allowance for losses includes allowance for loan losses and reserve for unfunded commitments.





                                  TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                             (Unaudited. Dollars in thousands, except per share data)
                                               Three months ended
                                          --------------------------------------------------------------------------
                                            March 31,     December 31,  September 30,    June 30,      March 31,
                                               2006           2005          2005           2005           2005
                                          --------------------------------------------------------------------------
Balance Sheet Data
Cash and due from banks                          $78,742        $90,562       $85,413        $79,287        $77,365
Federal funds sold                                     -          2,377           218            235            181
Securities, available-for-sale                   244,441        260,278       271,134        288,902        293,730
Federal Home Loan Bank Stock                       7,691          7,602         7,516          7,440          6,781
Loans
      Commercial loans                           134,049        143,175       141,057        137,620        125,354
      Consumer loans                             510,809        508,233       494,277        456,247        425,437
      Real estate mortgage loans                 630,821        623,511       600,875        573,836        556,059
      Real estate construction loans             124,429        110,116        91,881         82,349         75,583
Total loans, gross                             1,400,108      1,385,035     1,328,090      1,250,052      1,182,433
Allowance for loan losses                        (16,644)       (16,226)      (15,796)       (14,892)       (14,563)
Premises and equipment                            21,068         21,291        21,223         21,182         20,599
Cash value of life insurance                      42,168         41,768        41,519         41,099         40,699
Goodwill                                          15,519         15,519        15,519         15,519         15,519
Intangible assets                                  4,061          4,407         4,373          4,719          5,065
Other assets                                      32,372         28,662        27,647         27,100         27,803
Total assets                                   1,829,526      1,841,275     1,786,856      1,720,643      1,655,612
Deposits
      Noninterest-bearing demand deposits        354,514        368,412       346,456        332,887        312,738
      Interest-bearing demand deposits           249,064        244,193       243,926        236,134        238,787
      Savings deposits                           432,087        438,177       449,893        466,062        484,660
      Time certificates                          491,726        446,015       398,024        365,094        362,564
Total deposits                                 1,527,391      1,496,797     1,438,299      1,400,177      1,398,749
Federal funds purchased                           45,800         96,800       103,200         83,000         20,700
Reserve for unfunded commitments                   1,813          1,813         1,674          1,671          1,632
Other liabilities                                 29,046         23,744        24,412         24,161         25,483
Other borrowings                                  31,441         31,390        31,711         27,628         28,176
Junior subordinated debt                          41,238         41,238        41,238         41,238         41,238
Total liabilities                              1,676,729      1,691,782     1,640,534      1,577,875      1,515,978
Total shareholders' equity                       152,797        149,493       146,322        142,768        139,634
Accumulated other
      comprehensive loss                          (5,330)        (3,825)       (2,538)        (1,468)        (2,242)
Average loans                                  1,384,541      1,344,654     1,284,977      1,209,061      1,167,039
Average interest-earning assets                1,646,777      1,615,901     1,574,392      1,511,668      1,464,028
Average total assets                           1,822,441      1,784,018     1,744,015      1,679,653      1,628,827
Average deposits                               1,498,825      1,473,625     1,421,055      1,407,586      1,363,064
Average total equity                            $154,410       $149,619      $146,660       $143,196       $141,264

